                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated July 7, 2000 relating to the financial statements and financial highlights of Scudder Medium Tax Free Fund appearing in the May 31, 2000 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We further consent to the reference to us under the heading "Auditors" in the Registration Statement. We also consent to the references to us under the headings "Administrative Fees" and "Independent Accountants and Reports to Shareholders" in the Statement of Additional Information of Scudder Medium Tax Free Fund dated December 29, 2000 which is incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 28, 2000
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated November 20, 2000 for Kemper Intermediate Municipal Bond Fund in the Registration Statement (Form N-14) and related Proxy Statement /Prospectus of Scudder Tax Free Trust filed with the Securities and Exchange Commission under the Securities Act of 1933.

                                        ERNST & YOUNG LLP


Chicago, Illinois
January 5, 2001